   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1999
                                                       REGISTRATION NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-1

                            REGISTRATION STATEMENT

                       UNDER THE SECURITIES ACT OF 1933
                             ____________________

                               PCORDER.COM, INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                       5734                    74-2720849
(State or other jurisdiction of     (Primary Standard           (I.R.S. Employer
incorporation or organization)         Industrial                Identification
                                   Classification Code              Number)
                                         Number)


                             ____________________

                            5001 Plaza on the Lake
                               Austin, TX 78746
                                (512) 684-1100
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ____________________

                             James J. Luttenbacher
                  Vice President and Chief Financial Officer
                            5001 Plaza on the Lake
                               Austin, TX 78746
                                (512) 684-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ____________________

                                  COPIES TO:

   DENNIS R. CASSELL        RICHARD FRIEDMAN            PAUL R. TOBIAS
   JANICE V. SHARRY        Vice President and        CHRISTOPHER J. OZBURN
    LAURA R. KOGAN          General Counsel          WILLIAM B. OWENS, JR.
 Haynes and Boone, LLP     pcOrder.com, Inc.    Wilson Sonsini Goodrich & Rosati
  600 Congress Avenue    5001 Plaza on the Lake     Professional Corporation
      Suite 1600            Austin, TX 78746      8911 Capital of Texas Highway
   Austin, TX 78701                                  Westech 360, Suite 3350
                                                         Austin, TX 78759

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-90713

     If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                             ____________________

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum       Proposed Maximum     Amount of
    Title of Each Class of           Amount        Aggregate Offering     Aggregate Offering   Registration
 Securities to Be Registered    to be Registered   Price Per Share (1)         Price (1)           Fee
-----------------------------------------------------------------------------------------------------------

Class A Common Stock,
$.01 par value...............           575,000                $57.19          $32,884,250         $8,682


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     pcOrder.com, Inc. is filing this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of pcOrder.com, Inc. contemplated by the Registration Statement on Form S-1 (Reg. No. 333-90713) filed by pcOrder.com, Inc. with the Securities and Exchange Commission on November 10, 1999, as amended by Amendment No. 1 thereto filed on November 22, 1999 and Amendment No. 2 thereto filed on December 6, 1999, which was declared effective on December 7, 1999 (the "Prior Registration Statement"). pcOrder.com, Inc. is filing this Registration Statement for the sole purpose of increasing the number of shares of Common Stock offered by 575,000 shares and increasing the aggregate offering price to the public set forth in such Prior Registration Statement by $32,884,250. Of the 575,000 additional shares, 500,000 shares are firm shares being sold in the offering by Trilogy Software, Inc. and 75,000 shares are issuable upon exercise of the underwriters over-allotment option, of which Trilogy Software, Inc. is offering 6,000 shares, Ross A. Cooley is offering 25,000 shares, Christina C. Jones is offering 40,000 shares and James J. Luttenbacher is offering 4,000 shares. The contents of the Prior Registration Statement are incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 7/th/ day of December, 1999.

                                        PCORDER.COM, INC.

                                        By   /s/ JAMES J. LUTTENBACHER
                                          --------------------------------------
                                           James J. Luttenbacher, Vice President
                                           and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

---------------------------------------------------------------------------------------------
         Signature        |                 Title                         |   Date
---------------------------------------------------------------------------------------------
                          |                                               |
      Ross A. Cooley*     |   Chairman and Chief Executive Officer        |  December 7, 1999
--------------------------|       (Principal Executive Officer)           |
      Ross A. Cooley      |                                               |
---------------------------------------------------------------------------------------------
    Cristina C. Jones*    |   President and Chief Operating Officer       |  December 7, 1999
--------------------------|       (Principal Executive Officer)           |
   Christina C. Jones     |                                               |
---------------------------------------------------------------------------------------------
/s/ James J. Luttenbacher |   Vice President and Chief Financial Officer  |  December 7, 1999
--------------------------|   (Principal Financial Officer and            |
    James J. Luttenbacher |   Accounting Officer)                         |
---------------------------------------------------------------------------------------------
     Joseph A. Liemandt*  |   Director                                    |  December 7, 1999
--------------------------|                                               |
     Joseph A. Liemandt   |                                               |
---------------------------------------------------------------------------------------------
     Peter J. Barris*     |   Director                                    |  December 7, 1999
--------------------------|                                               |
     Peter J. Barris      |                                               |
---------------------------------------------------------------------------------------------
   Linwood A. Lacy, Jr.*  |   Director                                    |  December 7, 1999
--------------------------|                                               |
   Linwood A. Lacy, Jr.   |                                               |
---------------------------------------------------------------------------------------------
    Robert W. Stearns*    |   Director                                    |  December 7, 1999
--------------------------|                                               |
    Robert W. Stearns     |                                               |
---------------------------------------------------------------------------------------------

     James J. Luttenbacher, by signing his name hereto, does sign and execute this Registration Statement on Form S-1 on behalf of each of the above-named officers and directors of the registrant on this 7/th/ day of December, 1999, pursuant to powers of attorneys executed on behalf of such officers and directors and previously filed with the Securities and Exchange Commission.

*By: /s/ James J. Luttenbacher
------------------------------
     James J. Luttenbacher
     Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number    Document
------    --------
5.1       Opinion of Haynes and Boone, LLP.
23.1      Consent of Haynes and Boone, LLP.  Reference is made to Exhibit
          5.1.
23.2      Consent of Ernst & Young, LLP, Independent Accountants.
24.1*     Power of Attorney.
__________________
* Incorporated by reference to the registrant's Registration Statement on Form S-1, as amended, Registration Number 333-90713.